UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☐      Definitive Proxy Statement
☐      Definitive Additional Materials
☑      Soliciting Material Pursuant to Rule 14a-12
BELLSOUTH CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

April 21, 2006
Media Montage: AT&T, BellSouth to merge
Video Script

Audio	Video
Music Up — Continues throughout	AT&T Logo appears BellSouth Logo appears
Brian Williams: “AT&T is paying $67 billion for BellSouth, and while this new company will be a phone company, it’s about so much more.”	NBC Nightly News March 6, 2006
Monday March 6, 2006 Financial Times-USA Edition BellSouth bought for $67 billion
· AT&T acquisition set to spark US telecoms upheaval
· Pressure now on Verizon
· Consolidation looms for equipment makers
By James Politi in Washington
Monday March 6, 2006
Financial Times-USA Edition
The long-expected move will see AT&T consolidate its position as the largest US carrier and take full control of Cingular, the two companies’ fast-growing wireless joint venture.
Monday March 6, 2006 Financial Times-USA Edition Market Value ($bn), Mar 3, 2006 AT&T 110.41 Verizon 99.15 Sprint Nextel 68.56 BellSouth 56.56 Alltel 24.63 Qwest 12.32

Duane Ackerman: “I think after a decade of change and sometimes turmoil, we now know that we are at the beginning of a great new day of telecommunications in America, and to help turn this promise into reality, AT&T and BellSouth are joining together to create a new company for a new day.”
Duane Ackerman, Chairman and CEO, BellSouth Corporation Telecom Next, March 21, 2006
Atlanta Journal-Constitution Monday, March 6, 2006

AT&T to buy BellSouth
Atlanta Journal-Constitution
Monday, March 6, 2006

Q: What is the impact on consumers?
A: Consumers here could see cheaper high-speed Internet service and a faster rollout of Internet TV, and benefit from a showdown between big phone and cable companies.

Charles W. Jones/staff

Anne Thompson: “AT&T’s acquisition of BellSouth will give it 71 million local phone customers, 54 million wireless subscribers, 9.8 million broadband customers in 22 states.”	NBC Nightly News March 6, 2006
The Wall Street Journal Monday, March 6, 2006 $67 Billion Deal Sets Field For a Race With Cable Over Phones and TV ‘An Explosion of Technology’
The Wall Street Journal Monday, March 6, 2006 A Reborn AT&T to Buy BellSouth
The Wall Street Journal
Monday, March 6, 2006

Caller ID

What both sides bring to the table in the proposed AT&T/BellSouth deal.

BellSouth brings:

   · High-tech networks in the south
   · New consumer market
   · Business customers
   · Wireless customers

AT&T brings:
   · Nascent TV business
   · Huge corporate customer base
   · Wireless customers

Other Benefits:

· Unites the two owners of Cingular Wireless · Big infrastructure cost saving By Dionne Searcey, staff Almar Latour and Dennis K. Berman
Rich Noonan: “AT&T officials will expect this merger will save the company $2 billion a year increasing to $3 billion a year by 2010.”	WGCL-TV Atlanta CBS Affiliate, 46 News at 6:00 March 6, 2006
The New York Times Business Day Monday, March 6, 2006 AT&T Buying BellSouth A Giant Phone Company Moves to Stay in Front of a Fractured Field By Ken Belson
Ed Whitacre Jr: “This merger will create a strong national and global competitor, better positioned to innovate and deliver new services to both businesses and consumers.”	Ed Whitacre Jr., Chairman and CEO, AT&T Inc. Telecom Next March 21, 2006
The Wall Street Journal A $67 billion deal to buy BellSouth Corp. puts AT&T back on top of the telephone industry... By Dionne Searcey, staff Almar Latour and Dennis K. Berman
Ronald Frieson: “If you look at the history of AT&T and what they’ve been able to do, and a lot of analysts and a lot of people have reported on this, they have seen reduced bills.”	WSB-TV Atlanta ABC Affiliate, Channel 2 Action News March 6, 2006
USA Today By Leslie Cauley

With BellSouth in its pocket, AT&T would extend its lead as the USA’s undisputed No. 1 communications company and gain full control of the largest wireless phone provider.
“Since people will be choosing one company for so many services, competition will pay off for the customers.”	Jaye Watson, General Assignment Reporter WXIA-TV Atlanta NBC Affiliate, 11 Alive News March 6, 2006
Jeff Kagan: “We want there to be very vibrant competition. We want them both to be happy and healthy and competing for the customers because then the prices go down and innovation goes up.”	Jeff Kagan, Telecom Industry Analyst WXIA-TV Atlanta NBC Affiliate, 11 Alive News March 6, 2006
Fast montage of video of consumers using phones, PDAs, computers, and employees working on the Network
Music	AT&T logo and BellSouth logo appear

NOTE: In connection with the proposed merger, AT&T Inc. (“AT&T”) filed a registration statement on Form S-4 (Registration No. 333-132904), containing a joint proxy statement/prospectus of AT&T and BellSouth Corporation (“BellSouth”), with the Securities and Exchange Commission (the “SEC”) on March 31, 2006. Investors are urged to read the registration statement and the joint proxy statement/prospectus contained therein (including all amendments and supplements to it) because it contains important information. Investors may obtain free copies of the registration statement and joint proxy statement/prospectus, as well as other filings containing information about AT&T and BellSouth, without charge, at the SEC’s Web site (www.sec.gov). Copies of AT&T’s filings may also be obtained without charge from AT&T at AT&T’s Web site (www.att.com) or by directing a request to AT&T Inc. Stockholder Services, 175 E. Houston, San Antonio, Texas 78205. Copies of BellSouth’s filings may be obtained without charge from BellSouth at BellSouth’s Web site (www.bellsouth.com) or by directing a request to BellSouth at Investor Relations, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309.
AT&T, BellSouth and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding AT&T’s directors and executive officers is available in AT&T’s 2005 Annual Report on Form 10-K filed with the SEC on March 1, 2006 and AT&T’s proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on March 10, 2006, and information regarding BellSouth’s directors and executive officers is available in BellSouth’s 2005 Annual Report on Form 10-K filed with the SEC on February 28, 2006 and BellSouth’s proxy statement for its 2006 annual meeting of shareholders, filed with the SEC on March 3, 2006. Additional information regarding the interests of such potential participants is included in the registration statement and joint proxy statement/prospectus contained therein, and other relevant documents filed with the SEC.